Exhibit 99.3

Projected Financial Information

In connection with Inflection Point’s consideration of the potential business combination and certain investors’ assessment of a potential investment in the Company, the Company provided its internally-derived forecasts for its operations to Inflection Point and such investors for use as a component of their overall evaluation of the Company. Those forecasts included certain performance metrics for 2025 and 2026 (the “Projections”).

The Projections are disclosed herein solely to make publicly available certain information made available to certain investors in their assessment of a potential investment in the Company or the combined company. The Projections should not be viewed as public guidance. Furthermore, the Projections do not take into account any circumstances or events occurring after the date on which the Projections were prepared, which was July 2025.

The Projections were prepared in good faith by the Company’s management team and are based on the Company’s management’s belief that the estimates and assumptions with respect to the expected future financial performance of the Company were reasonable at the time the Projections were prepared and such Projections speak only as of that time. The Projections do not take into account the costs of consummating the Business Combination and other effects on PubCo, which will become the parent of the Company in the Business Combination. The Projections do not include the expenses that have been or may be incurred by PubCo, the Company or Inflection Point in preparation for or in connection with the Business Combination, or the effect on the Company of any business or strategic decision or action that will or may be taken by the combined company as a result of the Business Combination having been closed.

The Projections reflect numerous estimates and assumptions including with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond PubCo’s, the Company’s and Inflection Point’s control and are subject to significant economic, competitive, and other uncertainties. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than the Projections. There undoubtedly will be differences between actual and projected results, and the differences may be material. The risk that these uncertainties and contingencies could cause the assumptions to fail to be reflective of actual results is further increased by the length of time over which these assumptions apply. Since the Projections cover multiple years, such information by its nature becomes less predictive with each successive year. These Projections are subjective in many respects and thus are susceptible to multiple interpretations and are subject to periodic changes based on actual experience, events and business developments, and changes in the Company’s capital requirements and net working capital needs.

The disclosure of these Projections should not be regarded as an indication that the Company’s or Inflection Point’s board of directors, or their respective affiliates, advisors or other representatives considered, or now consider, such Projections necessarily to be predictive of actual future results or to support or fail to support any decision with respect to the Business Combination. Multiple unknown factors, as well as the known factors described herein could cause the forecasts or the underlying assumptions to be inaccurate. As a result, the Projections may not be realized, and actual results may significantly differ from the Projections. The Projections are forward-looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond PubCo’s, the Company’s and Inflection Point’s control. See the sections entitled “Risk Factors” and “Forward-Looking Statements” of the investor presentation filed as a separate exhibit to the Current Report on Form 8-K to which this document is attached.

In arriving at the Projections, the material assumptions considered, included, but were not limited to, the following:

•	Current and forecasted U.S. premium packaged water market data, including actual consumer sales and point of purchase data, distribution costs and product pricing. The Company also considered the current and forecasted premium packaged water market in Florida where the Company will begin its U.S.-based production and commercial operations.

•	Revenue forecasts are based on standard Consumer Packaged Goods (CPG) metrics, including, but not limited to production and material costs, distributor/retail margin levels, marketing costs, costs of goods sold and competitive retail pricing information. These metrics assist the Company in arriving at appropriate product pricing at wholesale and retail levels and support the Company’s competitiveness in the premium packaged water market.

•	Third-party consumer research studies informed the Company’s belief that consumers across demographics may purchase the Company’s products at premium prices as compared with its peers in the premium packaged water market. If the Company’s products are well-received by consumers at anticipated pricing levels, the Company believes such demand will drive higher revenue through its value chain.

•	Commercial channel data that described the various channels in which premium water is sold “off-premises” (e.g., grocery, convenience stores and specialty retail) and “on-premises” (e.g., restaurants, bars, hotels and events) to gain an understanding of current and potential future market size, opportunity and consumer pricing environments.

The Projections were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles (“GAAP”), the published guidelines of the U.S. Securities and Exchange Commission (the “SEC”) regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Projections were prepared by the Company’s management in connection with the Business Combination and not for the purpose of providing such Projections publicly or at any other time. Neither the independent registered public accounting firms of the Company or Inflection Point nor any other registered public accounting firms, have compiled, examined or performed any procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or their accuracy or achievability, and the independent registered public accounting firms of the Company and Inflection Point assume no responsibility for, and disclaim any association with, the Projections.

No person has made or makes any representation or warranty to any person regarding the information included in these Projections. The Projections are not fact and are not necessarily indicative of future results, and readers are cautioned not to place undue, or any, reliance on this information.

In connection with the Business Combination, PubCo, the Company and Inflection Point intend to file a registration statement on Form F-4 with the SEC which will include a proxy statement/prospectus of PubCo, the Company and Inflection Point (the “Proxy Statement/Prospectus”). PubCo, Inflection Point and the Company urge you to review the financial statements of the Company which will be included in the Proxy Statement/Prospectus, as well as the financial information in the section of the Proxy Statement/Prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information” and to not rely on any single financial measure or Projections taken as a whole. The Projections are being provided for information purposes only, have not been affirmed by the Company’s management or the Company’s board of directors and are not and should not be viewed as public guidance regarding the future performance of the Company or the combined company following the consummation of the Business Combination.

The Company uses certain financial measures in the Projections that are not prepared in accordance with GAAP as supplemental measures to evaluate operational performance. While the Company believes that non-GAAP financial measures provide useful supplemental information, there are limitations associated with the use of non-GAAP financial measures. Non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company’s competitors and may not be directly comparable to similarly titled measures of the Company’s competitors. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Financial measures included in the Projections provided to a board of directors or financial advisor in connection with a business combination transaction are excluded from the definition of “non-GAAP financial measures” under the rules of the SEC, and therefore the Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, no reconciliation of the financial measures included in the Projections were prepared.

Below is a summary of the Projections.

Income Statement
(USD 000’s)	2025E(1)	2026E
Revenue:
Bottling Sales	7,648	92,458
Canning Sales	5,271	90,095
Machine Sales	1,546	11,374
Total Revenue	14,464	193,926
Total Cost of Sales	(7,810)	(83,567)
Gross Profit	6,655	110,359
Gross Margin (%)	46%	57%
Total Operating Expenses	(8,728)	(27,653)
Operating Income	(2,074)	82,705
Pre-Tax Profit	(3,074)	82,705
Net Profit (Loss)	(3,185)	62,425
Net Margin (%)	(22.02)%	32.19%

D&A	548	1,230
EBITDA	(1,526)	83,935
EBITDA Margin (%)	(10.6)%	43.3%

Balance Sheet
(USD 000’s)	2025E(1)	2026E
Total Current Assets	35,963	102,772
Total Fixed Assets	6,648	11,131
Total Assets	42,611	113,902
Total Liabilities	1,626	10,492

Total Assets Less Liabilities	40,985	103,410

Equity:
Shareholders Capital / Capital Raise	36,439	36,439
Share Premium	43	43
Retained Earnings and Distributable Reserves	4,503	66,928
Total Equity	40,985	103,410

Cash Flow Statement
(USD 000’s)	2025E(1)	2026E
Cash flow from Operations	(2,174)	48,182

Cash flow from Investing	(2,137)	(5,713)
Cash flow from Financing	35,439	–
Closing Cash Balance	31,697	74,167
FCF	(4,311)	42,469
FCF Conversion (%)	283%	51%

(1)	Represents the nine months ending September 30, 2025.

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